OFFICE LEASE AGREEMENT


Dated this 1st day of December, 1996.        Las Vegas,
Nevada

The lease agreement is entered into between:

Nevada Offshore Petroleum Export Corp. (NOPEC) (hereinafter known as "Lessor"),
Of 4340 S. Valley View Suite 210, Las Vegas, NV. 89103.

To lease to:

Anonymous  Data  Corporation  (ADC)  (hereinafter  known  as
Lessee), James E. Beecham, an Office at 4340 S. Valley View,
Suite 210, Las Vegas, NV. 89103.

Lease Period: The lessee agrees to comply with all terms and conditions of the lease including prompt payment of all rents. The lease terms are incorporated into this agreement by reference. The Lessee agrees to pay the Lessor a month to month, payment of five hundred dollars ($500.00) or in lieu of services agreed upon by Lessor and Lessee on or before the 10th of each month.

Security Deposit: The Lessee agree to pay to Lessor the  sum
of  $   0.00 as a security deposit, to be promptly  returned
upon the termination of this lease and compliance of all conditions.

Entire Agreement: Nothing herein shall constitute consent to any further Assignment of Lease.

Dated this 18th day of Dec, 1996

/s/Norm Barrett
Lessor

Dated this 1st day of Dec., 1996

/s/ James E. Beecham
Lessee